             As filed with the Securities and Exchange Commission on
                                 July 3, 1996.
- --------------------------------------------------------------------------------
                     REGISTRATION STATEMENT NO._______________
********************************************************************************

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              IN HOME HEALTH, INC.
               (Exact name of issuer as specified in its charter)

         Minnesota                                    41-1458213
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)

601 Lakeshore Parkway, Suite 500
Minnetonka, Minnesota                                55305
(Address of Principal                                (Zip Code)
Executive Offices)

                              IN HOME HEALTH, INC.
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                  Robert Horner
                              In Home Health, Inc.
                        601 Lakeshore Parkway, Suite 500
                              Minnetonka, MN 55305
                     (Name and address of agent for service)

                                 (612) 449-7500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
********************************************************************************
                                      Proposed       Proposed
Title of                              Maximum        Maximum       Amount
Each Class of        Amount           Offering       Aggregate     Of
Securities           To Be            Price Per      Offering      Registration
To Be Registered     Registered       Share*         Price*        Fee*
- ----------------     ----------       ------         ------        ----

Common Stock,        1,300,000 Shs.      $2.16       $2,808,000    $ 968.28
par value of $.01
per share

********************************************************************************
(*) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. Estimate based on the average of the high and low share prices for the Company's Common Stock on June 28, 1996, as reported on the NASDAQ National Market System.




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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Except as set forth below with respect to Items 4, 7, 8 and 9 of Form S-8, the contents of the registration statements on Registrant's Annual Report and Form 10-K for fiscal year ended September 30, 1995 containing audited financial statements for the fiscal year ended September 30, 1995, Form 10-Q for the fiscal quarters ended December 31, 1995 and March 31, 1996, and the description of the Registrant's common stock appearing in the Registrant's Post-Effective Amendment No. 1 on Form S-3 to Form S-1 effective August 28, 1991 (File Nos. 33-35424 and 33-36572).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.  Not Applicable.

Item 6.           Indemnification of Officers and Directors.

         The Registrant's Articles provide that no director of the Registrant shall personally be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that such provision in the Registrant's Articles shall not eliminate or limit the liability of the director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts of misconduct or a knowing violation of law, (iii) under Sections 302A.559 (liability of directors for illegal distribution) and 80A.23 (liability for violations of state securities laws) of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when such provision of the Registrant's Articles became effective. The Registrant's Articles further provide that if the Minnesota Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act as so amended.

                                        2


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         Minnesota state law provides for indemnification of the Registrant's officers, directors, employees and agents. Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer. director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefits, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subdivision 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses made in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         The Registrant has insurance coverage totaling $10,000,000 per year which provides reimbursement in the event it is required to pay out amounts for costs of defense, settlements and judgments pursuant to the obligation to indemnify its officers and directors.

Item 7.           Exemptions from Registration Claimed.  None.

Item 8.           Exhibits.

4                 In Home Health, Inc. 1995 Stock Option Plan

5                 Opinion regarding legality of shares to be offered.

23(i)             Consent of Deloitte S. Touche, L.L.P.

23(ii)            Consent of James H. Rempe, Esq. (included in Exhibit 5)

24 Powers of Attorney authorizing execution of registration statement of Form S-8 on behalf of certain directors of Registrant.

Item 9.           Undertaking.

                  (a)      Rule 415 Offering.

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                        4


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         (b)      Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for acceleration of effectiveness or filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                        5


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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 3rd day of July, 1996.

                                  IN HOME HEALTH, INC.

                                  By:      *
                                      ------------------------
                                      Mark Gildea,
                                      Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                           Date
- ---------                         -----                           ----

*                                                                 July 3, 1996
- -----------------------------     Chief Executive Officer
Mark L. Gildea                    and Director
                                  (Principal Executive Officer)

*                                 President and                   July 3, 1996
- -----------------------------     Director
Judy M. Figge


*
- -----------------------------     Executive Vice President,       July 3, 1996
Kenneth J. Figge                  Chief Financial Officer,

                                  Secretary, and Director
                                  (Principal Financial Officer)

                                        6


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*                                                                July 2, 1996
- -----------------------------   Director
James J. Lynn



*                                                                July 2, 1996
- -----------------------------   Director
Joseph Buckley



*                                                                July 2, 1996
- -----------------------------   Director
Donald C. Tom

/s/ James H. Rempe              Director                         July 2, 1996
- -----------------------------
James H. Rempe

* By: /s/ James H. Rempe
      -----------------------
      James H. Rempe
      Attorney-in-fact

                                        7


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                                 EXHIBITS INDEX

                                                                SEQUENTIAL
EXHIBIT  NO.                        DESCRIPTION                 PAGE NO.
- ------------                        -----------                 ----------

 4            In Home Health, Inc. 1995 Stock Option Plan           9

 5            Opinion regarding legality of shares                 21
              to be offered.

 23(i)        Consent of Deloitte & Touche, L.L.P.                 22

 23(ii)       Consent of James H. Rempe, Esq.
              (included in Exhibit 5)

 24           Powers of Attorney authorizing execution of
              registration statement of Form S-8 on behalf
              of certain directors of Registrant.                  23


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